EXHIBIT 21.1

                                  SUBSIDIARIES

As of March 31, 2006, the following were the Registrant's significant operating subsidiaries:


Name:   Rex Tokyo Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   60.5% by IA Global, Inc.



Name:   Collobration Co Ltd.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Rex Tokyo Co Ltd



Name:   Double R, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Rex Tokyo Co Ltd



Name:   Global Hotline, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by IA Global, Inc.



Name:   Inforidge Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.



Name:   IA Partners Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.